UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2006

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East , Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In connection with an investor presentation, the Company will provide additional financial detail supporting its previously disclosed earnings per share outlook for 2006 in the range of $2.88 to $2.92 per share, including the following expectations:

• Total revenue approaching $72 billion

• Operating earnings in the range of approximately $6.8 billion to $6.9 billion

• Business unit detail:
- UnitedHealthcare revenue of approximately $35 billion
- Ovations revenue of approximately $25 billion
- Evercare, a unit of Ovations, is now reaching 100,000 people and anticipates revenue of $1.5 billion, up roughly 50 percent year-over-year
- Ovations anticipates providing 5.7 million to 6 million seniors with prescription drug benefit plans under Medicare Part D by year end 2006, generating full year revenue of $5.7 billion to $6.0 billion
- In total, Ovations projects having a product relationship with more than 8 million Americans by year end
- AmeriChoice revenue of approximately $3.5 billion
- Health Care Services revenue of approximately $64 billion, with operating margin of 7.5 percent to 7.8 percent
- Uniprise revenue of approximately $5.5 billion, with operating margin of 15.5 percent to 16.5 percent
- Exante Financial Services projects having $200 million in assets under management by year end
- Specialized Care Services revenue of approximately $4 billion, with operating margin of 18 percent to 19 percent
- Ingenix revenue of approximately $1 billion, with operating margin of 19 percent to 21 percent
- Intercompany eliminations of approximately $3 billion

A copy of the presentation is available under the "Investor Information" section of our website at www.unitedhealthgroup.com.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This filing may contain statements, estimates or projections that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "outlook," "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenue received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; potential consequences surrounding findings of our ongoing internal investigation, investigation by a committee of our independent directors and informal SEC inquiry into our stock option granting practices, as well as a subpoena from the office of the U.S. Attorney for the Southern District of New York requesting documents relating to stock option grants since 1999 and a request from the Internal Revenue Service for documents relating to the compensation of certain executive officers; uncertainty of results of pending civil litigation relating to our stock option granting practices; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquiring PacifiCare may not be realized. This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

June 1, 2006	By:	Dannette L. Smith

Name: Dannette L. Smith
Title: Deputy General Counsel